SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        Blonder Tongue Laboratories, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        Blonder Tongue Laboratories, Inc.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5) Total fee paid:

       -------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

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         2) Form, Schedule or Registration Statement No.:

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         3) Filing Party:

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         4) Date Filed:

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






                        BLONDER TONGUE LABORATORIES, INC.
                               One Jake Brown Road
                          Old Bridge, New Jersey 08857

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 7, 1998


To the Stockholders of Blonder Tongue Laboratories, Inc.:

         The 1998 Annual Meeting of Stockholders of Blonder Tongue Laboratories, Inc. (the "Company") will be held at the Doubletree Hotel Somerset, 200 Atrium Drive, Somerset, New Jersey 08873, on May 7, 1998, at 10:00 a.m., local time, for the following purposes:

         1. To elect two Directors constituting Class III of the Board of Directors to serve until the 2001 Annual Meeting of Stockholders or until their successors have been elected and qualified;

         2. To consider and vote upon an amendment of the Company's 1995 Long Term Incentive Plan to increase the aggregate number of shares which may be issued pursuant to options or restricted stock awards granted thereunder from 500,000 to 750,000;

         3. To consider and vote upon the approval of the Company's Amended and Restated 1996 Director Option Plan;

         4. To ratify the appointment of BDO Seidman, LLP, certified public accountants, as the Company's independent auditors for the year ending December 31, 1998; and

         5. To transact such other business as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         A Proxy, if properly executed and received in time for the voting, will be voted in the manner directed therein. If no direction is made, such Proxy will be voted FOR all proposals therein.

         The Board of Directors has fixed the close of business on March 16, 1998, as the record date for determining stockholders entitled to notice of the meeting and to vote at such meeting or any adjournments thereof, and only stockholders of record at the close of business on March 16, 1998, are entitled to notice of and to vote at such meeting or any adjournments thereof.

         Your attention is directed to the attached Proxy Statement for further information regarding each proposal to be made.

         You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

                                By Order of the Board of Directors


                                Robert J. Palle, Jr., Executive Vice President
                                  and Secretary
April 6, 1998

                                   ----------

PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND DESIRE TO VOTE IN PERSON AT THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY REVOKING YOUR PROXY.

                        BLONDER TONGUE LABORATORIES, INC.
                               One Jake Brown Road
                          Old Bridge, New Jersey 08857

                               PROXY STATEMENT FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                   MAY 7, 1998

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Blonder Tongue Laboratories, Inc., a Delaware corporation (the "Company"), to be voted at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Doubletree Hotel Somerset, 200 Atrium Drive, Somerset, New Jersey 08873 on May 7, 1998, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

         All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised by written notice to the Secretary of the Company, or by delivering a later dated proxy. Attendance at the Annual Meeting will not, without delivery of the written notice described in the immediately preceding sentence, constitute revocation of a proxy. The mailing address of the principal executive offices of the Company is One Jake Brown Road, Old Bridge, New Jersey 08857. The Company's telephone number is (732) 679-4000. This Proxy Statement and the enclosed form of proxy will be mailed to each stockholder on or about April 6, 1998, together with the Annual Report on Form 10-K for the year ended December 31, 1997.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the 2001 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees, FOR the proposal to amend the 1995 Long Term Incentive Plan by increasing the number of shares of Common Stock available for awards thereunder, FOR the proposal to approve and adopt the Company's Amended and Restated 1996 Director Option Plan, and FOR the proposal to ratify the appointment of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 1998. Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Thus, abstentions will have no effect on the vote for election of Directors. Approval of any other matters to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card, are not considered to be shares "entitled to vote" (other than for quorum purposes), will not be included in vote totals and will have no effect on the outcome of any matters to be voted upon at the Annual Meeting.

         Management is not aware at the date hereof of any matter to be presented at the Annual Meeting other than the election of Directors and the other proposals described in the attached Notice of Annual Meeting of Stockholders. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgement.

         The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission.

         Only owners of record of shares of the common stock, $.001 par value per share, of the Company ("Common Stock") at the close of business on March 16, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Each owner of record on the Record Date is entitled to one vote for each share of Common Stock of the Company so held. There is no cumulative voting. On the Record Date, there were 8,245,494 shares of Common Stock issued, outstanding and entitled to vote.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation, as amended, provides that the Board shall consist of between five and eleven members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible. The size of the Board has currently been set at eight. The term of Class I Directors expires at the 1999 Annual Meeting, the term of Class II Directors expires at the 2000 Annual Meeting and the initial term of Class III Directors expires at the 1998 Annual Meeting. Thereafter, the successors to each class of Directors whose terms expire at succeeding Annual Meetings will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election.

         The Directors whose terms will expire at the 1998 Annual Meeting of Stockholders are James F. Williams and Robert B. Mayer, both of whom have been nominated by the Board to stand for reelection as Directors at the 1998 Annual Meeting of Stockholders, to hold office until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified. Messrs. Williams and Mayer have consented to serve for the new terms, if elected.

Recommendation of the Board of Directors Concerning the Election of Directors

         The Board of Directors of the Company recommends a vote FOR James F. Williams and Robert B. Mayer as Class III Directors to hold office until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

                        DIRECTORS AND EXECUTIVE OFFICERS

Nominee and Continuing Directors

         The following table sets forth the names and certain information about each of the nominees for election as a Director of the Company and the continuing Directors of the Company:


                                                                                          Director
                                               Name                             Age       Since
                                               ----                             ---       --------

Directors not standing for election this year whose terms expire in 1999 (Class
I Directors):

         James A. Luksch(1)......................................................67        1988
         John E. Dwight(2).......................................................62        1995
         Robert E. Heaton .......................................................68        1998

Directors not standing for election this year whose terms expire in 2000 (Class
II Directors):

         Robert J. Palle, Jr.(1).................................................52        1993
         James H. Williams.......................................................66        1988
         Gary P. Scharmett.......................................................42        1997



Nominees for three-year term expiring in 2001 (Class III Directors):

         James F. Williams(2)(4).................................................40        1993
         Robert B. Mayer(2)(3)...................................................66        1995

-------------
(1) Since December, 1995, a member of the 1996 Director Option Plan Committee of the Board of Directors.

(2) Since December, 1995, a member of the Audit Committee of the Board of Directors.

(3) Since December, 1995, a member of the Compensation Committee of the Board of Directors.

(4) Since September, 1997, a member of the Compensation Committee of the Board of Directors.


         Set forth below is a brief summary of the recent business experience and background of each nominee, continuing Director and executive officer:

         James A. Luksch, 67, has been the President and Chief Executive Officer and a Director of the Company since November, 1988. He became Chairman of the Board in November, 1994.

         John E. Dwight, 62, became a Director of the Company on December 14, 1995, immediately after the completion of the Company's initial public offering of Common Stock. He became a Senior Vice President of the Company in September, 1997. From 1992 until September, 1997, Mr. Dwight served as President of Film Microelectronics, Inc., a designer and manufacturer of microelectronic products. From 1989 to 1992, he was employed by Wavetek, Inc., an electronic testing and measurement company, as President of its Wavetek Communications Division.

         Robert E. Heaton, 68, became a Director of the Company in March, 1998. Since April, 1995, Mr. Heaton has served on the Boards of Directors of Slater Industries, Inc., Calstrip Steel Corp. and Precision Specialty Metals. From April, 1993 through April, 1995, Mr. Heaton served as Vice Chairman of the Stainless Steel Group of Lukens, Inc. From April, 1981, through April, 1993, Mr. Heaton was President and Chief Executive Officer of Washington Steel Corporation until it was acquired by Lukens, Inc. Mr. Heaton is a past Chairman of the Specialty Steel Industry of North America.

         Robert J. Palle, Jr., 52, has been the Executive Vice President and Chief Operating Officer of the Company since April, 1989. He became a Director of the Company in September, 1993.

         James H. Williams, 66, has been a Director of the Company since November, 1988, and served as Chairman of the Board from the Company's inception until November, 1994. He presently serves as a consultant to the Company under a written agreement. Mr. Williams served as Chairman of the Board and Chief Executive Officer of Integrated Waste Services, Inc. from September, 1989 until April, 1996.

         Gary P. Scharmett, 42, became a Director of the Company in December, 1997. Since January, 1989, Mr. Scharmett has been a partner in the law firm of Stradley, Ronon, Stevens & Young, LLP, the Company's outside counsel.

         James F. Williams, 40, became a Director of the Company in September, 1993. Since April, 1996, Mr. Williams has been the Chairman of the Board and Chief Executive Officer of Integrated Waste Services, Inc. ("IWSI"). From June, 1990 through April, 1996, Mr. Williams served as Vice President of IWSI. U.S. Dismantlement Corporation ("USDC"), for which Mr. Williams serves as a Director, is an indirect, wholly-owned subsidiary of IWSI. In early 1997, USDC's Board determined to cease operations and liquidate its business. Toward the end of that process, an uncontested, involuntary bankruptcy petition was filed against USDC on May 28, 1997. An order closing this proceeding was issued by the court on December 31, 1997. Mr. Williams is the nephew of Mr. James H. Williams.

         Robert B. Mayer, 66, became a Director of the Company on December 14, 1995, immediately after the completion of the Company's initial public offering of Common Stock. From 1966 to 1991, he served in various executive positions, including Director and Regional President of Norstar Bank, N.A. (formerly known as Liberty

National Bank & Trust Co.), a member of Fleet Financial Group. Mr. Mayer has from time to time served as a part-time instructor at State University of New York at Buffalo and is currently a Director and Treasurer of People, Inc. and a member of the Loan Committee, Erie County Regional Industrial Development Corporation.

Other Executive Officers

         Peter Pugielli, 50, has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company since September, 1993. He was hired by the Company in December, 1989, as Vice President and Chief Financial Officer. His responsibilities also include management of the Company's information systems.

         Daniel J. Altiere, 59, has been a Senior Vice President of the Company since April, 1989. Since 1989, he has been responsible for human resources, quality control, manufacturing, warranty service and industrial engineering.

         Norman A. Westcott, 57, has been Vice President of the Company since he joined the Company in July, 1994. He is responsible for material purchasing and production. From 1985 until he joined the Company, he served as Vice President of Operations with Tecma Maquila Services, Juarez, Mexico, a contract manufacturer/assembler of various products, primarily for United States companies.

Meetings of the Board of Directors; Committees

         During the year ended December 31, 1997, there were eight meetings of the Company's Board of Directors and each Director attended (either in person or via teleconference) at least 75% of the meetings held. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the 1996 Director Option Plan Committee.

         Audit Committee. The Audit Committee is currently comprised of James F. Williams, John E. Dwight and Robert B. Mayer, of whom Messrs. Williams and Mayer are non-employee Directors. The Audit Committee is responsible to make recommendations concerning the engagement of independent public accountants, review the plans and results of the audit engagement with the independent public accountants, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. This committee held two meetings during 1997, all of which were attended by each committee member.

         Compensation Committee. The Compensation Committee is currently comprised of James F. Williams and Robert B. Mayer, both of whom are non-employee Directors. The Compensation Committee is responsible to determine compensation for the Company's executive officers and to administer the Company's stock option plans, except for the 1996 Director Option Plan. This committee held four meetings during 1997, all of which were attended by each committee member.

         1996 Director Option Plan Committee. The 1996 Director Option Plan Committee is currently comprised of James A. Luksch and Robert J. Palle, Jr. This committee is currently responsible for the administration of the Company's 1996 Director Option Plan. This committee did not meet during 1997.

Directors' Compensation

         During calendar year 1997, each non-employee Director of the Company (other than James H. Williams) received an annual retainer of $10,000, payable quarterly, a fee of $1,000 for each Board meeting attended in person ($500 if attendance was telephonic) and a fee of $600 for each committee meeting attended in person ($300 if attendance was telephonic) if on a date other than the date of a Board meeting. Each Director was also reimbursed for certain travel, lodging and related expenses incurred in connection with attendance at Board and committee meetings. During calendar year 1997, neither Mr. Luksch nor Mr. Palle received any separate compensation for serving on the Board of Directors or any committees thereof.

         During December, 1997, the Board of Directors determined that, effective January 1, 1998, the annual retainer paid to non-employee Directors would be increased from $10,000 to $15,000, and that if non-employee Directors attended a committee meeting on the same day as a Board meeting, they would receive a committee meeting fee at the teleconference rate.

         In January, 1995, the Company entered into a consulting and non-competition agreement with James H. Williams for the purpose of obtaining advice and counseling concerning strategic planning and financial and business matters. Under this agreement, Mr. Williams is obligated to make himself available to the Company for up to 25 hours per month, in addition to time spent attending to his duties as a member of the Board of Directors of the Company. Mr. Williams is currently paid $130,182 per year for his services under this agreement, subject to adjustment on a basis consistent with adjustments to compensation to the Company's senior management. The agreement provides a cap of $150,000 on payments to be made thereunder during any calendar year. The agreement terminates on December 31, 1999. Payments to Mr. Williams under this consulting agreement are in lieu of any other payments in connection with his services as a Director or committee member, other than the reimbursement of certain travel, lodging and related expenses incurred in connection with attendance at Board and committee meetings.

         In December, 1995, the stockholders of the Company approved the adoption of the Company's 1996 Director Option Plan (the "1996 Plan"). Under the 1996 Plan, Directors who within the preceding 12 months have not been employed by the Company and have not served as a consultant to the Company where annual compensation exceeds $100,000, are eligible to receive options to purchase 500 shares of the Company's Common Stock for each year of service on the Board. The exercise price for such shares is the fair market value thereof on the date of grant (which is December 31 of each year) and the options are subject to a one-year vesting requirement. The options become exercisable, in whole or in part, during the second through sixth years from the date of grant. Under the 1996 Plan the grant of options is automatic to each eligible Director serving on December 31 of any year provided the Director had served in such capacity since June 30 of such year. A maximum of 25,000 shares may be awarded under the 1996 Plan which expires January 2, 2006. The plan is administered by a committee presently comprised of James A. Luksch and Robert J. Palle, Jr.

         During October, 1997, subject to stockholder approval, the Board of Directors amended the 1996 Plan to provide that it would be administered by the Board of Directors rather than the 1996 Plan Committee, and that rather than providing for annual automatic grants of options for a specified number of shares to all non-employee Directors, the Board would have the power to grant options to non-employee Directors at its discretion from time to time to purchase the number of shares of Common Stock determined by the Board; provided, however, that no Director would be permitted to receive options to purchase more than 2,000 shares of Common Stock in any one calendar year. Following such amendments, the Board conditionally granted options to purchase 2,000 shares of Common Stock to each of James F. Williams and Robert C. Mayer under the 1996 Plan, subject to stockholder approval of the amendments to the 1996 Plan.

         During December, 1997, the Board of Directors adopted the Amended and Restated 1996 Director Option Plan (the "Amended 1996 Plan") subject to stockholder approval. The Amended 1996 Plan incorporates the amendments to the 1996 Plan the Board had approved in October, 1997, as well as certain additional amendments, and restates the 1996 Plan as amended. Under the Amended 1996 Plan, Directors who are not currently employed by the Company or any subsidiary of the Company and have not been so employed within the preceding 6 months are eligible to receive options from time to time to purchase the number of shares of Common Stock determined by the Board; provided, however, that no Director is permitted to receive options to purchase more than 5,000 shares of Common Stock in any one calendar year. The exercise price for such shares is the fair market value thereof on the date of grant, and the options vest as determined in each case by the Board of Directors. Options granted under the Amended 1996 Plan must be exercised within 10 years from the date of grant. A maximum of 100,000 shares of Common Stock are subject to issuance under the Amended 1996 Plan. The plan will be administered by the Board of Directors. Also subject to stockholder approval and in keeping with the terms of the Amended 1996 Plan, in 1997 no Director received the grant of an option to purchase 500 shares of Common Stock at year end provided for in the original 1996 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders (collectively, "Reporting Persons") are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of the Reporting Persons that no other reports were required with respect to fiscal 1997, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with on a timely basis in fiscal 1997.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 10, 1998 by (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's Directors, including nominee Directors, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and Directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.


                                                                                               Percent of
                                                                                                 Class
                         Name and Address of                    Amount and Nature of          Beneficially
                       Beneficial Owner(1)(2)                 Beneficial Ownership(1)            Owned
                       ----------------------                 -----------------------         ------------

James A. Luksch..............................................        1,994,112(3)               24.2%
Robert J. Palle, Jr..........................................        1,251,671(4)               15.2%
John E. Dwight...............................................           23,350(5)                 *
Peter Pugielli...............................................           22,351(6)                 *
Daniel J. Altiere............................................           17,151(6)                 *
Norman A. Westcott...........................................           17,151(6)                 *
James H. Williams............................................        2,078,025(7)               25.2%
James F. Williams............................................           57,673(7)                 *
Gary P. Scharmett............................................           13,300(8)                 *
Robert B. Mayer..............................................            1,700(9)                 *
Robert E. Heaton.............................................                0                    *


All Directors and executive officers as a group
  (11 persons)...............................................        5,419,311                  65.1%

----------------
*   Less than 1%

(1) Beneficial ownership as of February 10, 1998 for each individual includes shares subject to options held by such persons (but not held by any other person) which are exercisable within 60 days after such date. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. This table contains information furnished to the Company by the respective stockholders or contained in filings made with the Commission.

(2) The address for each beneficial owner is c/o Blonder Tongue Laboratories, Inc. One Jake Brown Road, Old Bridge, NJ 08857.

(3) Includes 8,334 shares of Common Stock underlying options granted by the Company which are presently exercisable and 9 shares of Common Stock owned by the Estate of Herbert M. Luksch, the executor of which is James A. Luksch.

(4) Includes 7,834 shares of Common Stock underlying options granted by the Company which are presently exercisable.

(5) Includes 8,350 shares of Common Stock underlying options granted by the Company which are presently exercisable.

(6) Includes 17,151 shares of Common Stock underlying options granted by the Company which are presently exercisable.

(7) James H. Williams has granted to James F. Williams the option to purchase 57,173 shares of Company Common Stock which he owns. These shares are included in the beneficial ownership of both Directors. Beneficial ownership for James F. Williams also includes 500 shares of Common Stock underlying options granted by the Company which are presently exercisable.

(8) Includes 10,000 shares of Common Stock underlying options granted by the Company which are presently exercisable and 1,500 shares of Common Stock held of record by a corporation wholly-owned by Mr. Scharmett's spouse.

(9) Includes 500 shares of Common Stock underlying options granted by the Company which are presently exercisable, 500 shares of Common Stock held of record by Mr. Mayer's adult son, as to which Mr. Mayer expressly disclaims beneficial ownership and 200 shares of Common Stock held of record by Mr. Mayer's spouse.

                             EXECUTIVE COMPENSATION

Summary

         The following table sets forth certain summary information concerning compensation paid or accrued for services rendered to the Company in all capacities for the year ended December 31, 1997 and two prior fiscal years with respect to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who served as executive officers during 1997 and whose salary plus bonus during 1997 exceeded $100,000.

                          Summary Compensation Table(1)

                                                                                        Long-Term
                                                       Annual Compensation             Compensation
                                             --------------------------------------    ------------
                                                                       Other           Securities
               Name and                                                Annual          Underlying      All Other
          Principal Position            Year Salary($) Bonus($)(2)  Compensation($)(3) Options(#)   Compensation($)(4)
          ------------------            ---- --------- -----------  ------------------ ----------   ------------------

James A. Luksch........................ 1997  311,454    264,364        ---                ---           17,628
  President and Chief Executive         1996  239,652    523,580(5)     ---              25,000          12,501
  Officer                               1995  187,922    707,885(5)     ---                ---           10,024

Robert J. Palle, Jr.................... 1997  242,063    205,921        ---                ---            4,624
  Executive Vice President and Chief    1996  186,202        ---        ---              23,500           2,824
  Operating Officer                     1995  146,053    129,778        ---                ---            2,231

Peter Pugielli......................... 1997  116,255     73,535        ---              10,000           2,257
  Senior Vice President and Chief       1996  111,077     14,000        ---              10,000           1,553
  Financial Officer                     1995  104,461     12,000        ---               6,033           1,440

Daniel J. Altiere ....................  1997  125,808     80,342        ---              10,000           3,774
  Senior Vice President                 1996  121,173     14,000        ---              10,000           3,533
                                        1995  107,567     12,000        ---               6,033           3,151

Norman A. Westcott..................... 1997  100,962     63,891        ---              10,000           2,070
  Vice President                        1996   93,077     11,000        ---              10,000           1,225
                                        1995   86,370      5,000        ---               6,033           1,087


------------------
(1) This table does not include columns for Restricted Stock Awards and Long-Term Incentive Plan Payouts since the Company had no amounts to report in either column.

(2) Bonus amounts for 1997 include bonuses earned by each individual under the Company's Executive Officer Salary Bonus Plan based on the Company's financial performance during 1997. These amounts will be paid to such individuals during 1998.

(3) No amounts are listed for Other Annual Compensation because such compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus of the named executive officer.

(4) Represents reimbursement of life insurance premiums, matching contributions paid by the Company under its 401(k) plan and, for 1997 only, costs of individual tax returns prepared by the Company's independent public accountants. The amounts paid in 1997 for life insurance were $14,128, $2,549, $1,107, $1,849 and $1,395; for matching contributions under the Company's 401(k) plan contributions were $2,375, $950, $950, $1,925 and $0; and amounts paid for preparation of tax returns were $1,125, $1,125, $200, $0 and $675 for Messrs. Luksch, Palle, Pugielli, Altiere and Westcott, respectively. The amounts paid in 1996 for life insurance were $10,634, $1,846, $599, $1,715 and $1,225 and for matching contributions under the Company's 401(k) plan contributions were $1,867, $978, $954, $1,818 and $0 for Messrs. Luksch, Palle, Pugielli, Altiere and Westcott, respectively. The amounts paid in 1995 for life insurance were $8,181, $1,385, $541, $1,547 and $1,087 and for matching contributions under the Company's 401(k) plan contributions were $1,843, $846, $899, $1,604 and $0 for Messrs. Luksch, Palle, Pugielli, Altiere and Westcott, respectively.

(5) Includes a special bonus of $523,580 and $540,905 paid in 1996 and 1995, respectively, pursuant to a Special Bonus Agreement between Mr. Luksch and the Company. Under this Agreement, the Company agreed to make three annual special bonus payments to Mr. Luksch in May, 1994, 1995 and 1996, to facilitate Mr. Luksch's purchase of Common Stock pursuant to a written agreement entered into in July, 1993.

Stock Options

         The following table contains information concerning the grant of options to purchase shares of Common Stock under the Company's 1995 Long Term Incentive Plan to the named executive officers during the fiscal year ended December 31, 1997.

                        Option Grants in Fiscal Year 1997

                                            Individual Grants
                        ----------------------------------------------------------
                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                         Percent of                                           Annual Rates of
                           Number of    Total Options                                           Stock Price
                          Securities     Granted to                                          Appreciation for
                          Underlying      Employees       Exercise                            Option Term(3)
                            Options       in Fiscal        Price       Expiration        ----------------------
          Name           Granted(#)(1)      1997      Per Share($)(2)     Date           5%($)          10%($)
          ----           -------------  ------------  ---------------  ----------        ------         -------

James A. Luksch.........      ---            0%             ---            ---            ---             ---
Robert J. Palle, Jr.....      ---            0%             ---            ---            ---             ---
Peter Pugielli..........    10,000           4%             8.63         7/16/07         54,274         137,540
Daniel J. Altiere.......    10,000           4%             8.63         7/16/07         54,274         137,540
Norman A. Westcott......    10,000           4%             8.63         7/16/07         54,274         137,540

-----------------------------
(1) All options vest and will become exercisable in lots of approximately one-third of the total options granted on July 17 of 1998, 1999 and 2000.

(2) All options were granted at the estimated fair market value of the Common Stock on the date of grant, as determined by the Compensation Committee of the Board of Directors of the Company.

(3) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company and overall market conditions.


Option Exercises and Holdings

         The following table provides information with respect to the named executive officers concerning the exercise of options during fiscal year 1997 and unexercised options held as of December 31, 1997.


                       Aggregated Option Exercises in 1997
                    and Option Values as of December 31, 1997

                                                           Number of Securities           Value of Unexercised
                                                          Underlying Unexercised              In-the-Money
                            Shares                            Options at                     Options at
                           Acquired                        December 31, 1997(#)         December 31, 1997($)(1)
                              on            Value       ---------------------------  ---------------------------
          Name            Exercise(#)    Realized($)    Exercisable   Unexercisable  Exercisable   Unexercisable
          ----            -----------    -----------    -----------   -------------  -----------   -------------
James A. Luksch.........      ---            ---            8,334         16,666         29,982         59,956
Robert J. Palle, Jr.....      ---            ---            7,834         15,666         28,183         56,358
Peter Pugielli..........      ---            ---           17,151         20,688        172,241        125,618
Daniel J. Altiere.......      ---            ---           17,151         20,688        172,241        125,618
Norman A. Westcott......      ---            ---           17,151         20,688        172,241        125,618

-----------
(1) These columns represent the difference on December 31, 1997 between the closing market price of the Company's common stock and the option exercise price.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board of Directors currently consists of James F. Williams and Robert B. Mayer. No member of the Compensation Committee was an officer or employee of the Company during fiscal year 1997. John E. Dwight, a former member of the Compensation Committee, resigned from such position simultaneously with being elected as a Senior Vice President of the Company in September, 1997. None of the executive officers of the Company has served on the board of directors, the compensation committee or any other board committee performing equivalent functions of any other entity, any of whose officers served either on the Board of Directors or the Compensation Committee of the Company.

Employment Contracts

         In August 1995, Mr. Altiere and the Company entered into an employment agreement which provides that Mr. Altiere is entitled to receive his base salary for one year following termination of his employment by the Company without cause. Upon his disability, Mr. Altiere is also entitled to receive his base annual salary for one year.


                        REPORT OF COMPENSATION COMMITTEE
                       ON EXECUTIVE COMPENSATION POLICIES


         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The objective of the Company in setting executive compensation has been to attract, retain and motivate qualified executives to manage the Company's business and affairs so as to foster sales and earnings growth, achieve significant current profits and maximize stockholder value. Executive compensation in the aggregate is made up principally of annual base salary, bonus, and awards of stock options under the Company's 1994 Incentive Stock Option Plan and/or 1995 Long Term Incentive Plan.

         Generally, annual salary adjustments and bonuses for executive officers other than Messrs. Luksch and Palle have been established by Mr. Luksch with the concurrence of the Compensation Committee. The annual salary adjustments and bonuses for Messrs. Luksch and Palle are determined by the Compensation Committee, subject to Board approval. An annual performance evaluation of each executive officer is conducted, upon which a salary adjustment is determined. The performance evaluation focuses on the executive's performance during the past year of the responsibilities of his position, the executive's improvement in areas where any deficiencies may have been noted in the past, and the executive's achievement of any specific goals and objectives which may have been established for such executive, including achievement of budget objectives. The Company's overall profit for the fiscal year and the executive's individual contribution to that profit are also considered at year end when bonuses are determined. As is typical for most corporations, the assessment of individual performance contributions is in most cases subjective and not conditioned upon the achievement of any specific, pre-determined performance targets.

         In February, 1997, the Compensation Committee implemented the Executive Officer Salary Bonus Plan ("Executive Bonus Plan"). The Compensation Committee believes that a combination of base salary, the Executive Bonus Plan and the award of stock options and/or restricted stock awards will support the short-term and long-term strategic objectives of the Company and will reward individual performance and the value created for stockholders. Cash bonus awards under this new bonus plan will be paid commencing in 1998, based upon and relating to the financial performance of the Company during the 1997 fiscal year. During the first quarter of each fiscal year of the Company, the Compensation Committee will designate which of the Company's executive officers are to participate in the Executive Bonus Plan for that year. Also during the first quarter, the Compensation Committee will establish one or more objective performance goals for each participant, together with a maximum dollar bonus opportunity for the participant and a formula to determine bonus payments based on the achievement of the goal(s). In no event may the bonus for any participant exceed 100% of such participant's base salary.

         The performance goals will be expressed in terms of (a) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flows, or any combination thereof) and/or (b) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders' equity and shares outstanding. Performance goals need not be uniform among participants.

         After the Company's financial results for a fiscal year have been determined, the Compensation Committee will certify the level of performance goal attainment and the potential bonus payment for each participant. The Compensation Committee will have full authority to reduce the amount that would otherwise be payable to any participant for a fiscal year.

         For 1997, bonuses under the Executive Bonus Plan were only to be awarded if the Company's earnings from operations in 1997 were at least equal to 120% of its earnings from operations in 1996. Each of the named executive officers in the Summary Compensation Table herein was a participant in the Executive Bonus Plan during 1997. Bonuses earned during the 1997 fiscal year under the Executive Bonus Plan (included as bonuses earned during 1997 in the Summary Compensation Table herein but payable in 1998) were based on a percentage of each recipient's annual salary for 1997 equal to the percentage increase in the Company's earnings from operations for fiscal 1997 over fiscal 1996 multiplied by a multiplier between 1.0 and 1.5 determined on an individual basis by the Compensation Committee, subject to a maximum amount equal to 100% of such recipient's 1997 annual salary.

Compensation of the Chief Executive Officer

         Mr. Luksch has been President and Chief Executive Officer of the Company since it commenced operations in 1989. His compensation includes the same elements and performance measures as the compensation of the Company's other executive officers.

         Mr. Luksch's annual salary for fiscal year 1997 remained at $311,000 since being increased to such amount during September, 1996, in connection with the termination of the Company's 1989 Key Employee Salary Bonus Plan (the "1989 Bonus Plan"). The increase to Mr. Luksch's salary during 1996 was made in lieu of his receiving any bonus under the 1989 Bonus Plan during 1996. During 1997, Mr. Luksch also earned a bonus of $264,364 under the Company's Executive Bonus Plan, which will be paid during fiscal 1998. Mr. Luksch's bonus under the Executive Bonus Plan was determined by awarding him a percentage of his 1997 annual salary equal to the percentage increase in the Company's earnings from operations for fiscal 1997 over fiscal 1996 (provided 1997 earnings amounted to at least 120% of 1996 earnings), and multiplying such amount by 1.5, subject to a maximum of 100% of Mr. Luksch's annual salary. Mr. Luksch received no stock options during fiscal year 1997. The Committee believes that Mr. Luksch's overall compensation is fair and reasonable. This assessment is a subjective determination and is not quantitatively related to the Company's performance.


                                      The Compensation Committee

                                      James F. Williams
                                      Robert B. Mayer

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total return during the period from December 14, 1995, the date of the Company's initial public offering, to December 31, 1997, for the Company's Common Stock, the AMEX Market Value Index and the Dow Jones Electrical Components & Equipment Industry Group Index. This graph assumes the investment of $100 in the Company's Common Stock, the stock in the companies presented in the AMEX Market Value Index and the stock in the companies comprising the Dow Jones Electrical Components & Equipment Industry Group Index on December 14, 1995 and the reinvestment of all dividends.

               [IN THE PRINTED VERSION THERE APPEARS A LINE GRAPH
                 WHICH DEPICTS THE PLOT POINTS OUTLINED BELOW:]

12/14/95            12/31/95                  12/31/96                12/31/97

-o- $100          -o- $102.05               -o- $122.41             -o- $148.10
-+- $100          -+- $102.63               -+- $ 92.10             -+- $149.25
-*- $100          -*- $101.94               -*- $108.45             -*- $127.28
--------------------------------------------------------------------------------
          -o- DJEI              -*- AMEX                  -+- BDR
--------------------------------------------------------------------------------



                              CERTAIN TRANSACTIONS

         Employment of Family Members. Since 1995, the Company has employed the President's daughter and son-in-law, Emily Nikoo and Nezam Nikoo, as senior engineers in the engineering department. The annual compensation for Mr. Nikoo in 1997 was $69,797. The annual compensation for Mrs. Nikoo was $46,194. In 1997, Mr. Nikoo was granted options under the 1995 Plan to purchase 5,000 shares of Common Stock at a price of $8.63 per share, vesting over three years at one-third per year, commencing on July 17, 1998. In 1997, Mrs. Nikoo was granted options under the 1995 Plan to purchase 4,000 shares of Common Stock at a price of $8.63 per share, vesting over three years at one-third per year, commencing on July 17, 1998.

         Loans from Stockholders. On December 19, 1995, Messrs. Luksch, Palle and James H. Williams, lent to the Company $1,591,000 in the aggregate from S Corporation distributions actually made to such stockholders upon consummation of the Company's initial public offering of Common Stock. Mr. Williams lent $1,263,000, Mr. Luksch lent $12,000, and Mr. Palle lent $316,000. These loans were unsecured and subordinated to other bank debt of the Company. The loans had a term of three years, with interest paid monthly and no amortization of principal prior to maturity, subject to prepayment. The interest rate on the loans equalled the floating rate charged to the Company on its line of credit by CoreStates Bank, N.A. In 1997, the Company made payments (including prepayments) on the promissory notes to Messrs. Luksch, Palle and Williams in the respective amounts of $1,027, $86,857 and $346,959. All of such notes were repaid in full by the Company in January, 1998.

           PROPOSAL NO. 2 - AMENDMENT OF 1995 LONG TERM INCENTIVE PLAN

         At the Annual Meeting, stockholders will be presented with a proposal to increase the number of shares subject to the Company's 1995 Long Term Incentive Plan, as heretofore amended (the "1995 Plan"), by 250,000 shares. Previously, stockholders have approved a total of 500,000 shares of Common Stock for issuance under the 1995 Plan. Options to purchase a total of 480,000 shares of Common Stock (not including conditionally granted stock options) at exercise prices ranging from $8.63 to $12.69 per share have been granted under the 1995 Plan as of February 10, 1998. No restricted shares have been awarded under the 1995 Plan. The full text of the proposed amendment to the 1995 Plan is set forth in Appendix A to this Proxy Statement. The foregoing description of such proposed amendment is qualified in its entirety by reference to the text of Appendix A hereto.

         The Board of Directors has historically sought to employ the 1995 Plan as a long-term incentive for its management and employees to enhance stockholder value. Because options granted under the 1995 Plan are generally granted at fair market value of the Common Stock on the date of grant, any value which ultimately accrues to optionees from such options is based entirely on the Company's performance following the date of grant, as perceived by stockholders who establish the price for the Company's shares. The proposed amendment increasing the number of shares subject to the 1995 Plan will permit further grants under such plan, thereby allowing the Company to continue creating incentives for its management and employees to enhance stockholder value. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to amend the 1995 Plan as described above.

         Following the approval of the amendment to the 1995 Plan described above, but subject to stockholder approval, the Board of Directors conditionally granted options to purchase an aggregate of 30,000 shares of Common Stock at exercise prices ranging from $12.69 to $15.13 per share to certain individuals. The table below summarizes these conditionally granted stock options and provides other information as to the persons to whom such stock options were granted. The remaining shares of Common Stock which approval of this Proposal No. 2 would make subject to the 1995 Plan will be used to make additional grants of stock options from time to time to persons eligible to receive such options.

                                New Plan Benefits
                    1995 Long Term Incentive Plan, as Amended


                              Number of Shares Underlying
                              Options Granted Subject               Option Exercise
Name and Position             to Stockholder Approval(#)(1)         Price Per Share($)
-----------------             -------------------------------       -------------------

John E. Dwight                          20,000(2)                         $12.69
  Senior Vice President
  and Director

Executive Group                         20,000                            $12.69

Non-Executive Officer Employee          10,000(3)                         $15.13
  Group

----------------

(1) These stock options were granted by the Board of Directors subject to stockholder approval of Proposal No. 2 to increase the number of shares eligible for issuance under the 1995 Plan. The stock options expire 10 years from the date of grant.

(2) These stock options vest and become exercisable, subject to stockholder approval, in eight substantially equal annual installments, with the first installment vesting on the date of grant.

(3) These stock options vest and become exercisable, subject to stockholder approval, in three substantially equal annual installments on the first, second and third anniversaries of the date of grant.

Summary Description of the 1995 Plan

         The 1995 Plan was adopted by the Board of Directors and stockholders on October 3, 1995. It provides for grants of "incentive stock options" or nonqualified stock options, and awards of restricted stock, to executives and key employees, including officers and employee Directors. The 1995 Plan is administered by the Compensation Committee of the Board of Directors, which determines the optionees and the terms of the options granted under the 1995 Plan, including the exercise price, number of shares subject to the option and the exercisability thereof, as well as the recipients and number of shares awarded for restricted stock awards; provided, however, that no employee may receive stock options or restricted stock awards which would result, separately or in combination, in the acquisition of more than 100,000 shares of Common Stock of the Company under the 1995 Plan. The exercise price of incentive stock options granted under the 1995 Plan must be equal to at least the fair market value of the Common Stock on the date of grant. With respect to any optionee who owns stock representing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option must be equal to at least 110% of the fair market value of the Common Stock on the date of grant, and the term of the option may not exceed five years. The term of all other incentive stock options granted under the 1995 Plan may not exceed ten years. The aggregate fair market value of Common Stock (determined as of the date of the option grant) for which an incentive stock option may for the first time become exercisable in any calendar year may not exceed $100,000. The exercise price for nonqualified stock options is established by the Compensation Committee, and may be more or less than the fair market value of the Common Stock on the date of grant.

         Generally, options granted under the 1995 Plan are exercisable over the term of the option, depending upon the optionee's years of service with the Company at the time of grant, as provided by the Compensation Committee. Upon any merger or consolidation, if the Company is not the surviving corporation, all outstanding options granted shall terminate unless such options are assumed or other options are substituted therefor by the successor corporation, or the vesting of such shares is accelerated by the Compensation Committee.

         Under the 1995 Plan awards may be made to key executive employees of restricted stock which is forfeitable unless the employee remains in the employ of the Company for five years and does not violate other terms of the award, such as non-transferability. Exceptions to forfeiture are provided for the cases of retirement at age 65 or death while in employment.

         The Board of Directors may, upon recommendation of the Compensation Committee and without stockholder approval, terminate the 1995 Plan at any time or modify the 1995 Plan to make certain administrative changes, such as changes imposed by changing tax laws. The Board of Directors may not, without stockholder approval, increase the total number of shares of Common Stock subject to the 1995 Plan, change the class of persons eligible to receive grants under the 1995 Plan or increase the benefits accruing to persons granted options or restricted stock awards under the 1995 Plan.

Federal Income Tax Consequences Relating to the 1995 Plan

         The federal income tax consequences of an employee's participation in the 1995 Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 1995 Plan. All participants have been and are encouraged to consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

         Incentive Stock Options. If an option granted under the 1995 Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

         If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of such option or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as a long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

         If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as a long-term capital gain if the shares have been held for more than one year following the exercise of the option.

         The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

         In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Internal Revenue Code of 1986, as amended ("Code").

         Nonqualified Stock Options. Nonqualified stock options granted under the 1995 Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

         The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as a long-term capital gain or loss if the shares have been held for more than one year at their disposition.

         In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

         Restricted Stock Awards. Generally, the grant of a restricted stock award does not immediately produce taxable income to a recipient or a tax deduction to the Company. At the time the restrictions and conditions expire, however, a recipient will recognize ordinary income in an amount equal to the fair market value of the shares on the date the restrictions and conditions expire and the Company will be entitled to a corresponding income tax deduction. A recipient who elects under Section 83(b) of the Code within 30 days after the date of the grant, however, will have ordinary income on the date of the grant equal to the fair market value on that date of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. With respect to the sale or exchange of shares after the restrictions have expired, the holding period to determine whether the recipient has a long-term or short-term capital gain or loss will commence on the date the restrictions expire. If the recipient makes a timely election pursuant to Section 83(b) of the Code, to be taxed as of the date of the grant, the holding period will commence on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of grant as if the shares were unrestricted and could be sold immediately. If no election has been made under Section 83(b) of the Code, any dividends received from the restricted stock while the restrictions are in effect will be taxed as additional compensation, and the Company will be entitled to a corresponding compensation deduction. Otherwise, dividends paid on restricted stock will be taxed to the recipient at ordinary income rates and will not be deductible by the Company.

Recommendation of the Board of Directors Concerning the Proposed Amendment of the 1995 Plan

         The Board of Directors of the Company recommends that stockholders vote FOR the proposal to amend the 1995 Plan to increase the number of shares available for issuance thereunder from 500,000 shares to 750,000 shares. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

                PROPOSAL NO. 3 - ADOPTION OF AMENDED AND RESTATED
                            1996 DIRECTOR OPTION PLAN

Introduction

         In December, 1995, the stockholders of the Company adopted the 1996 Director Option Plan (the "1996 Plan"). The 1996 Plan provides for an automatic grant on December 31 of each year of a nonqualified stock option to purchase 500 shares of the Company's Common Stock to all Directors who have served in such position since at least June 30 of that year, and who are not currently and have not been employed by the Company or received annual consultant compensation exceeding $100,000 within the last 12 months. The exercise price for such options is the fair market value of the Common Stock on the date of grant, and the options are subject to a one year vesting requirement. The options become exercisable in full during the second through sixth years from the date of grant. The 1996 Plan is administered by the 1996 Director Option Plan Committee (the "1996 Plan Committee"), made up of members of the Board of Directors not entitled to receive options under the plan. The Board of Directors may, upon recommendation of the 1996 Plan Committee and without stockholder approval, terminate the 1996 Plan at any time or modify the 1996 Plan to make certain administrative changes, such as changes imposed by changing tax laws. The Board of Directors may not, without stockholder approval, increase the total number of shares of Common Stock subject to the 1996 Plan, change the class of persons eligible to receive grants under the 1996 Plan, increase the benefits accruing to persons granted options under the 1996 Plan or continue the 1996 Plan in effect beyond January 2, 2006, its normal termination date. A maximum of 25,000 shares of Common Stock may be issued pursuant to options granted under the 1996 Plan. Options to purchase a total of 1,500 shares of Common Stock (not including conditionally granted stock options) at an exercise price of $8.50 per share have been granted under the 1996 Plan as of February 10, 1998.

         The purpose of the 1996 Plan is to advance the interests of the Company and its stockholders by enabling the Company to attract and retain the services of experienced and knowledgeable non-employee directors and to provide an incentive to such Directors to promote the long-term success of the Company and maximize stockholder value.

         During October, 1997, subject to stockholder approval, the Board of Directors amended the 1996 Plan to provide that it would be administered by the Board of Directors instead of the 1996 Plan Committee, and that rather than providing for annual automatic grants of options for a specified number of shares to all non-employee Directors, the Board would have the power to grant options to non-employee Directors at its discretion from time to time to purchase the number of shares of Common Stock determined by the Board; provided, however, that no Director would be permitted to receive options to purchase more than 2,000 shares of Common Stock in any one calendar year. Following such amendments, the Board conditionally granted options to purchase an aggregate of 4,000 shares of Common Stock to certain non-employee Directors of the Company at an exercise price of $16.94 per share, subject to stockholder approval. The table below summarizes these conditionally granted stock options, and provides other information as to the persons to whom such options were granted.

                                New Plan Benefits
                      1996 Director Option Plan, as amended

                     Number of Shares Underlying
                     Options Granted Subject               Option Exercise
Name and Position    to Stockholder Approval(#)(1(2)       Price Per Share($)
-----------------    ------------------------------        ------------------

James F. Williams              2,000                             $16.94
  Director

Robert B. Mayer                2,000                             $16.94
  Director

Non-Executive                  4,000                             $16.94
Director Group


----------------

(1) These stock options were granted by the Board of Directors subject to stockholder approval of Proposal No. 3 to adopt the amendments to the 1996 Plan described herein. The stock options expire 10 years from the date of grant.

(2) These stock options vest and become exercisable in full, subject to stockholder approval, on the first anniversary of the date of grant.

         During December, 1997, subject to stockholder approval, the Board of Directors adopted the Amended and Restated 1996 Director Option Plan (the "Amended 1996 Plan"). The Amended 1996 Plan incorporates the amendments to the 1996 Plan the Board had approved in October, 1997, as well as certain additional amendments, and restates the 1996 Plan as amended. The terms of the Amended 1996 Plan are summarized below. The full text of the Amended 1996 Plan is set forth in Appendix B to this Proxy Statement. The following summary description of the Amended 1996 Plan is qualified in its entirety by reference to the actual text of the Amended 1996 Plan.

Summary Description of the Amended 1996 Plan

         The Amended 1996 Plan provides for an increase in the shares of Common Stock issuable pursuant to stock options granted under the Plan from 25,000 shares to 100,000 shares. The plan provides for grants of nonqualified stock options to Directors who are not currently and have not been employed by the Company at any time within the last 6 months. The Amended 1996 Plan will be administered by the Board of Directors, which will have the ability to determine for each stock option granted, the optionee to receive the option and the terms of the option, including the exercise price, number of shares subject to the option, vesting schedule and exercise period; provided, however, that the exercise price of stock options granted under the Amended 1996 Plan must be the fair market value of the Common Stock on the date of grant; and provided further, that no Director may be granted options to purchase more than 5,000 shares of Common Stock in any one calendar year.

         Generally, options granted under the Amended 1996 Plan will be exercisable over the term of the option, as provided by the Board of Directors. No option granted under the Amended 1996 Plan may have a term of greater than 10 years. Upon any merger or consolidation, if the Company is not the surviving corporation, all outstanding options granted shall terminate unless such options are assumed or other options are substituted therefor by the successor corporation, or the vesting of such shares is accelerated by the Board of Directors.

         The Board of Directors may, without stockholder approval, terminate the Amended 1996 Plan at any time or modify the 1996 Plan to make certain administrative changes, such as changes imposed by changing tax laws. The Board of Directors may not, without stockholder approval, increase the total number of shares of Common

Stock subject to the Amended 1996 Plan, increase the benefits accruing to persons granted options under the 1996 Plan or continue the 1996 Plan in effect beyond January 2, 2006, its normal termination date.


Federal Income Tax Consequences Relating to the Amended 1996 Plan

         For a summary of the federal income tax consequences of the grant and exercise of the nonqualified stock options granted under the Amended 1996 Plan, see the discussion in Proposal No. 2 under the heading "Federal Income Tax Consequences Relating to the 1995 Plan -- Nonqualified Stock Options."

Recommendation of the Board of Directors Concerning the Adoption of the Amended 1996 Plan

         The Board of Directors of the Company recommends that stockholders vote FOR the proposal to adopt the Amended 1996 Plan. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

                  PROPOSAL NO. 4 - RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected BDO Seidman, LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1998. BDO Seidman, LLP was the Company's independent auditors for the fiscal year ended December 31, 1997 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect in the Company or any of its subsidiaries, in any capacity. One or more representatives of BDO Seidman, LLP is expected to be present at this year's Annual Meeting of Stockholders with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firm's examination of the Company's financial statements and records for the fiscal year ended December 31, 1997.

         Although the submission of the appointment of BDO Seidman, LLP is not required by law or the By-Laws of the Company, the Board is submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the Board will not be bound to seek other independent auditors for 1998, but the selection of other independent auditors will be considered in future years.

Recommendation of the Board Concerning the Ratification of Appointment of Independent Auditors

         The Board of Directors of the Company recommends that stockholders vote FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the 1998 fiscal year. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.


                                 OTHER BUSINESS

         Management knows of no other matters that will be presented at the Annual Meeting of Stockholders. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at One Jake Brown Road, Old Bridge, New Jersey 08857 on or before January 7, 1999, to be eligible for inclusion in the Company's proxy statement relating to that meeting.

                                    FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO GLENN ALEXANDER, CONTROLLER, AT THE COMPANY'S PRINCIPAL ADDRESS AS SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT.


                                        By Order of the Board of Directors


                                        James A. Luksch
                                        Chairman of the Board, President
                                        and Chief Executive Officer

Date: April 6, 1998
Old Bridge, New Jersey

                                                                      Appendix A

                              PROPOSED AMENDMENT TO
                          1995 LONG TERM INCENTIVE PLAN

                               SECOND AMENDMENT TO
                        BLONDER TONGUE LABORATORIES, INC.
                          1995 LONG TERM INCENTIVE PLAN



         The Blonder Tongue Laboratories, Inc. 1995 Long Term Incentive Plan, as heretofore amended (the "Plan"), is hereby amended as follows:

         1. The first sentence of Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

              "Subject to adjustment pursuant to the provisions of Section 3.2 hereof, the number of shares of Stock of the Company which may be issued and sold or awarded under the Plan shall not exceed 750,000 shares, of which shares issued and sold pursuant to Incentive Stock Options under the Plan shall not exceed 725,000 and shares subject to restricted stock awards may not exceed 25,000."

         2. Ratification. Except as expressly set forth in this Second Amendment to the Plan, the Plan is hereby ratified and confirmed without modification.

         3. Effective Date. The effective date of this Second Amendment to the Plan shall be September 3, 1997.

                                                                      Appendix B


                        BLONDER TONGUE LABORATORIES, INC.

                 AMENDED AND RESTATED 1996 DIRECTOR OPTION PLAN



1.       DEFINITIONS

         As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         1.1 "Agreement" - The agreement between the Company and the Optionee under which the Optionee may purchase Stock pursuant to the Plan.

         1.2 "Board" - The Board of Directors of the Company.

         1.3 "Company" - Blonder Tongue Laboratories, Inc., a Delaware corporation.

         1.4 "Code" - The United States Internal Revenue Code of 1986, as from time to time amended.

         1.5 "Eligible Director" - Any person who is a member of the Board and neither is currently, nor within the past six (6) months was employed by the Company or any subsidiary of the Company.

         1.6 "Fair Market Value" - The per share fair market value of the Stock of the Company, determined by taking the mean average of the high and low selling price as reported by the principal national exchange upon which such shares are traded (or if not traded on a national exchange then the mean average between the bona fide closing bid and ask prices) (the "Trading Price") on the date of grant, or if none, by taking a weighted average of the means of the Trading Price on the nearest trading date before and the nearest trading date after the date of grant.

         1.7 "Option" - An option to purchase Stock of the Company granted pursuant to the provisions of the Plan. All Options shall be non-statutory stock options within the meaning of the Code.

         1.8 "Optionee" - The person to whom an Option has been granted pursuant to the provisions of the Plan.

         1.9 "Option Price" - The per share exercise price of the Stock with respect to which an Option has been granted under the Plan.

         1.10 "Plan" - The Company's Amended and Restated 1996 Director Option Plan, the terms of which are set forth herein.

         1.11 "Stock" - The common stock of the Company.

2.       ESTABLISHMENT AND PURPOSE OF PLAN

         2.1 Establishment and Purpose of Plan. The Company hereby establishes the Plan for the purpose of encouraging equity ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's sustained progress, and thus to provide them with a further incentive to continue as directors of the Company.

         2.2 Effective Date of Plan. The effective date of the Plan was originally January 1, 1996. The Plan, as amended and restated herein, shall be effective on December 18, 1997, subject to stockholder approval, with respect to grants made on or after such date.

         2.3 Expiration of the Plan. The Plan shall terminate at the close of business on January 2, 2006, or such earlier date as the Board may determine pursuant to Section 7 of the Plan, and no Option shall be granted after that date.

3.       STOCK SUBJECT TO PLAN

         3.1 Limitations. Subject to adjustment pursuant to the provisions of
Section 3.2 hereof, the number of shares of Stock of the Company which may be issued and sold under the Plan shall not exceed 100,000 shares.

         3.2      Adjustments.

                  a. Anti-Dilution. If the outstanding shares of Stock of the Company are hereafter changed or converted into or exchanged or exchangeable for a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, combination of shares, stock dividend, stock split or reverse stock split, appropriate adjustment shall be made in the number of shares and kind of stock which may be granted as provided in Section 3.1, and subject to unexercised Options, to the end that the proportionate interest of Optionee's shall be maintained as before the occurrence of such event.

                  b. Non-survival of Company. In the event of a dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such liquidation, dissolution, merger or combination, to exercise his Option, in whole or in part, to the extent that such Option is then otherwise exercisable and has not previously been exercised; provided, however, that in the event of any such dissolution, liquidation, merger or combination, the Board may modify any Options granted hereunder so as to accelerate as a consequence of such transaction the Optionee's right to exercise any such Option.

                  c. Change of Control. In the event of any contemplated transaction which may constitute a change of control of the Company, the Board may modify any Options granted hereunder so as to accelerate, as a consequence of such transaction, the Optionee's right to exercise any such Option. A Change of Control is that change in control of the Company which is of a nature which would be required to be reported to the Securities and Exchange Commission pursuant to Schedule 14A of Regulation 14A or any successor provision (whether or not the Company is then subject to such reporting requirements). A Change of Control will be deemed to have occurred for purposes of this plan if any person, other than persons or entities who on the date hereof are the "beneficial owners" (as determined pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities, is or becomes the "beneficial owner" of 25% or more of the combined voting power of the outstanding securities of the Company or if during two consecutive year periods, the directors at the beginning of such periods cease for any reason during the two-year period to constitute a majority of the Board of Directors of the Company.

         3.3 Effect of Exercise or Termination of Option. Shares of Stock with respect to which an Option granted under the Plan shall have been exercised shall not again be available for grant under the Plan. If Options granted under the Plan shall terminate for any reason without being wholly exercised, new Options may be granted under the Plan covering that number of shares of Stock with respect to which such termination relates.

4.       ADMINISTRATION OF THE PLAN

         4.1 Administration by the Board. Subject to the provisions of the Plan, the Plan shall be administered by the Board.

         4.2 Powers and Duties. The Board shall have sole discretion and authority to determine the Eligible Directors to whom Options shall be granted. Except as otherwise provided in the Plan, the Board shall have sole discretion and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the details and provisions of each Agreement executed pursuant to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

         4.3 Quorum and Majority Rule. A majority of the then members of the Board shall constitute a quorum and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all of the members of the Board, as the case may be, shall constitute the action of the Board.

         4.4 Liability of the Board. No member of the Board shall be liable for any action, determination or interpretation under any provision of the Plan or otherwise if such action, determination or interpretation was done or made in good faith by such member of the Board.

5.       OPTIONS GRANTED UNDER THE PLAN

         5.1 Grant of Options. Options shall be granted only to Eligible Directors. An Eligible Director may be granted one or more Options; provided, however, that no Eligible Director shall be granted Options to purchase more than 5,000 shares of stock in any one calendar year. Each Option granted under the Plan shall be evidenced by an Agreement dated as of the date such Option is granted. The Agreement shall contain such terms and conditions as shall be determined by the Board, consistent with the Plan.

         5.2 Vesting. Each Option shall vest and be exercisable at such time or times as determined by the Board on the date of grant.

         5.3 Option Price. The Option Price of the Stock subject to each Option shall be the Fair Market Value of the Stock on the date the Option is granted.

         5.4 Option Exercise Period. The period during which any Option granted under the Plan may be exercised shall be not more than ten years from the date of grant, as determined by the Board, which period shall be set forth in the Agreement.

         5.5 Option Exercise. An Option granted pursuant to the Plan may be exercised at any time or times, specified in the Agreement, prior to the termination of the said Option by delivery by the Optionee of written notice to the Company specifying the number of shares of Stock to be purchased accompanied by full payment for such shares of Stock. The right of exercise shall be cumulative. Full payment shall be in cash, or at the discretion of the Board,

                  a. the option price of any Option may be paid in shares of Stock of the Company; or

                  b. the option price may be paid by withholding that number of shares subject to the Option whose aggregate fair market value at the date of exercise equals the Option Price. In addition, sufficient shares subject to the Option (valued at the fair market value thereof at such date) may also be withheld to pay any Federal, state or local tax due on account of the exercise of the Option.

         5.6 Termination of Option.

                  a. Termination of Service on the Board. Except as specifically provided in Section 3.2(b) and Sections 5.6(b) and 5.6(c) hereof, the Options granted hereunder shall terminate as of the close of business on the earliest to occur of the date of (i) expiration of the Option Exercise Period provided in Section 5.4 hereof, (ii) an event of default or breach by an Optionee of the terms and conditions of such Optionee's Agreement, or (iii) termination of an Optionee's service on the Board for cause. If an Optionee's service on the Board is terminated other than for cause, death (as provided in subsection (b) below), or retirement or disability (both as provided in subsection (c) below), the Optionee must exercise his Option, if at all and only to the extent the option is exercisable at termination, within thirty six months after the date of such termination, in accordance with the terms of the Plan and the Agreement.

                  b. Death of Optionee. If an Optionee dies prior to the exercise of his Option in full, his Option may be exercised by the Optionee's executors, administrators or heirs within one year after the date of the Optionee's death, provided such death occurred during the Optionee's service on the Board, or within three months following the termination of such service by reason of the Optionee's retirement after reaching the age of 65 years or the Optionee's retirement after becoming permanently disabled. Such Option may be so exercised by the Optionee's executors, administrators or heirs only with respect to that number of shares of Stock which the Optionee had an Option to purchase and which Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of the (i) retirement of the Optionee after reaching the age of 65 years or after becoming permanently disabled, or (ii) death of the Optionee. In no event may the Option be exercised at any time after the expiration of the Option Exercise Period set forth in Section 5.4 hereof.

                  c. Retirement or Disability. If an Optionee's service on the Board is terminated prior to the exercise of his Option in full, by reason of the Optionee's retirement after reaching the age of 65 years or by reason of the Optionee's retirement after becoming permanently disabled, the Optionee shall have the right, during the period ending thirty-six months after the date of his termination of service on the Board, to exercise his Option. Such Option may be exercised by the Optionee only with respect to that number of shares of Stock which the Optionee had an Option to purchase and which Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of (i) the retirement of the Optionee after reaching the age of 65 years, or (ii) the date the Optionee becomes permanently disabled. In no event may the Option be exercised at any time after the expiration of the Option Exercise Period set forth in Section 5.4 hereof.

         5.7 Nontransferability of Options. No Option granted pursuant to the Plan may be transferred by an Optionee. Subject to the provisions of Section 5.6(b) hereof, the Option shall be exercisable only by an Optionee during his lifetime.

         5.8 Rights as Stockholder. An Optionee shall have no rights as a stockholder of the Company with respect to any shares of Stock subject to an Option prior to his purchase of such shares of Stock by exercise of such Option as provided in the Plan.

         5.9 Right as a Director. Neither the Plan, nor the granting of an Option hereunder, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or undertaking, express or implied, that the Company will retain any director for any period of time, or at any particular rate of compensation, or with any other benefits whatsoever.

6.       DELIVERY OF STOCK CERTIFICATES

         6.1 The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of all or any portion of any Option granted under the Plan prior to the fulfillment of any of the following conditions which may, from time to time, be applicable to the issuance of the Stock:

                  a. Listing of Shares. The admission of such shares of Stock to listing on (i) all stock exchanges on which the Stock of the Company is then listed or (ii) the NASDAQ.

                  b. Registration and/or Qualification of Shares. The completion of any registration or other qualification of such shares of Stock under any federal or state securities laws or under the regulations promulgated by the Securities and Exchange Commission or any other federal or state governmental regulatory body, which the Board shall deem necessary or advisable. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933, as amended, or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulations or requirement.

                  c. Approval or Clearance. The obtaining of any approval or clearance from any federal or state governmental agency which the Board shall determine to be necessary or advisable.

                  d. Reasonable Lapse of Time. The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience.

7.       TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

         7.1 The Board may terminate the Plan at any time or amend or modify the Plan at any time or from time to time, provided, however, that no such action of the Board shall do any of the following:

                  a. Increase Number of Shares. Except as contemplated in
Section 3.2 of the Plan, increase the total number of shares of Stock subject to the Plan without the approval of stockholders.

                  b. Change Terms of Outstanding Options. Modify the requirements for eligibility for participation, or change the Option Price or otherwise alter or impair any Option previously granted to an Optionee under the Plan without the consent of the Optionee.

                  c. Increase Benefits. Materially increase the benefits accruing to Eligible Directors with respect to Options granted under the Plan without the approval of stockholders.

                  d. Continue Plan. Continue the Plan in effect beyond January 2, 2006, without the approval of stockholders.


8.       MISCELLANEOUS

         8.1 Plan Binding on the Successors. The Plan shall be binding upon the successors and assigns of the Company.

         8.2 Withholding Taxes. Whenever Federal, state and local tax is due on the exercise of Options granted under this Plan, the Company may require the Optionee to remit an amount sufficient to satisfy Federal, state and local withholding taxes prior to the delivery of any certificate for such shares.

                       BLONDER TONGUE LABORATORIES, INC.
                              One Jake Brown Road
                              Old Bridge, NJ 08857
                 PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 1998
       This Proxy is being solicited on behalf of the Board of Directors

     The Undersigned hereby appoints James A. Luksch and Robert J. Palle, Jr., and either of them (with full power to act alone), as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this Proxy Card, all shares of Common Stock of Blonder Tongue Laboratories, Inc. (the "Company") held of record by the undersigned on the record date of March 16, 1998, at the Annual Meeting of Stockholders to be held on May 7, 1998 and at any postponements or adjournments thereof, all as in accordance with the Notice of Annual Meeting of Stockholders and Proxy Statement furnished with this Proxy.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

A [X] Please mark your
      votes as in this
      example.

                              FOR       WITHHOLD

1. Election of two            [  ]      [   ]      Nominees:  James F. Williams
   Class III Directors                                        Robert B. Mayer
   to hold office until
   the 2001 Annual
   Meeting of Stockholders or until their successors have been elected and qualified.

(To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

----------------------------------------------------------

                                                       FOR    AGAINST   ABSTAIN
2. Proposal to amend the Company's 1995 Long Term      [  ]    [  ]       [  ]
   Incentive Plan to increase the number of shares available for issuance thereunder from 500,000 to 750,000.

3. Proposal to approve the Company's Amended and       [  ]    [  ]       [  ]
   Restated 1996 Director Option Plan.

4. Proposal to ratify the appointment of BDO           [  ]    [  ]       [  ]
   Seidman, LLP as independent auditors for the fiscal year ending December 31, 1998.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting and at any postponements or adjournments thereof. If no direction is made on this Proxy Card, this Proxy will be voted FOR the election of both nominees to serve as Class III
Directors and FOR proposals 2, 3 and 4.

Please mark, sign, date and return this Proxy Card promptly using the enclosed envelope.

Signature____________________ _________________________ Dated:____________, 1998
                              Signature if held jointly

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a Corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership's name by authorized person.